Exhibit 99.1

FOR IMMEDIATE RELEASE

Protolabs Appoints Suresh Krishna as President and CEO

Reaffirms Second Quarter 2025 Outlook

MINNEAPOLIS – (BUSINESS WIRE) – May 21, 2025 – Proto Labs, Inc. ("Protolabs" or the "Company") (NYSE: PRLB), the world’s leading provider of digital manufacturing services, today announced its Board of Directors has appointed Suresh Krishna as President and Chief Executive Officer and a member of the Board of Directors, effective immediately. Krishna most recently served as President and Chief Executive Officer at Northern Tool + Equipment, a manufacturer and retailer of tools and commercial equipment.

Krishna succeeds Rob Bodor, who has entered into a consulting arrangement with the Company to facilitate a seamless transition. With Krishna as CEO, the Board believes Protolabs is well-positioned for success thanks to its strategy as a single manufacturing source - from prototyping to production - for product developers, engineers and supply chain teams across the globe. At Northern Tool + Equipment, he was instrumental in expanding the company’s customer-centric culture and customer base and was the catalyst of accelerating its growth strategy through operational and supply chain optimizations.

Rainer Gawlick, Chairman of Protolabs’ Board of Directors said, “Under Rob’s leadership, Protolabs has expanded its capabilities, enhanced its manufacturing processes, significantly broadened the Protolabs Network and driven business-wide organizational improvements, all to better serve its customers. With the solid foundation that Rob helped establish, the Company is well-prepared to enter its next phase of growth. We thank Rob for his dedication to Protolabs and its customers and wish him well in his next chapter.”

Gawlick continued, “Protolabs has started the year strong, and we are pleased to welcome Suresh as the Company’s new CEO. With a 30-year track record of overseeing profitable growth and shareholder value creation at manufacturing companies, we are confident that he has the right skills and experience to build on the Company’s positive momentum. He will take Protolabs to the next level by growing our customer loyalty and share, accelerating the execution of our production expansion initiatives and continuing to drive profitable growth through our unique digital manufacturing model. Importantly, Suresh brings fresh perspectives and a talent for implementing innovative growth strategies, which will be key to advancing our winning strategy and delivering results.”

Krishna said, “I’m honored to join Protolabs as its next CEO. This is an important time as the Company works to expand its offerings and gain a larger share of the $100 billion digital manufacturing market. Protolabs has an amazing team, best in class production times and a key competitive advantage as the only digital manufacturer that combines in-house digital manufacturing with a network of manufacturing partners. This next chapter for the Company is going to be an extraordinary one, and I am thrilled to be leading the talented Protolabs team forward.”

Bodor said, “It’s been a privilege to have led the Protolabs team over the past four years. Together, we have advanced the Company’s position as a leading prototype manufacturer serving some of the most innovative companies in the world across a range of industries. Core to our success has been our unwavering commitment to quality and our customers, who have rewarded us with their loyalty and business. I look forward to seeing Protolabs continue to advance and achieve its full potential.”

Second Quarter 2025 Outlook

The Company reaffirms its previously provided outlook for the second quarter of 2025.

In the second quarter of 2025, the Company expects to generate revenue between $124.0 million and $132.0 million.

The Company expects second quarter 2025 diluted net income per share between $0.11 and $0.19, and non-GAAP diluted net income per share between $0.30 and $0.38. See "Non-GAAP Financial Measure" below.

About Suresh Krishna

Suresh Krishna is an experienced operating executive and business leader with a 30-year track record of generating profitable growth. Krishna most recently served as President and Chief Executive Officer of Northern Tool + Equipment, a manufacturer and retailer of tools and commercial equipment serving millions of customers annually. At Northern Tool, he led the workforce through a business and cultural transformation with a focus on customer-centric innovation, operational excellence and growth. Prior to that, Krishna held operations and leadership roles at companies such as Sleep Number Corporation, Polaris Industries and UTC Fire & Security. Krishna holds a bachelor’s degree in mechanical engineering from the National Institute of Technology (Tiruchirappalli, Tamil Nadu, India) and a master’s in business administration from the Kellogg School of Management at Northwestern University.

About Protolabs

Protolabs is the world’s fastest manufacturing service enabling companies across every industry to streamline production of quality parts throughout the entire product life cycle. From custom prototyping to end-use production, we support product developers, engineers, and supply chain teams along every phase of their manufacturing journey. Get started now at protolabs.com.

Non-GAAP Financial Measure

The Company has included non-GAAP net income per share, adjusted for stock-based compensation expense, amortization expense, unrealized (gain) loss on foreign currency and benefits related to exit and disposal activities (“non-GAAP net income per share”), in this press release to provide investors with additional information regarding the Company’s expected financial results.

The Company has provided below a reconciliation of GAAP to non-GAAP net income per share, the most directly comparable measure calculated and presented in accordance with GAAP. This non-GAAP measure is used by the Company’s management and board of directors to understand and evaluate operating performance and trends, provide useful measures for period-to-period comparisons of the Company’s business, and in determining executive and senior management incentive compensation. Accordingly, the Company believes that this non-GAAP measure provides useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors. This non-GAAP financial measure should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. This non-GAAP financial measure excludes significant expenses and income that are required by GAAP to be recorded in our condensed consolidated financial statements and are subject to inherent limitations. Investors should review the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure that is included in this press release.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Protolabs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Protolabs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Protolabs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Protolabs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Proto Labs, Inc.

Reconciliation of GAAP to Non-GAAP Guidance

(Unaudited)

	Q2 2025 Outlook
	Low	High
GAAP diluted net income per share	$0.11	$0.19
Add back:
Stock-based compensation expense	0.16	0.16
Amortization expense	0.03	0.03
Unrealized (gain) loss on foreign currency	0.00	0.00
Total adjustments	0.19	0.19
Non-GAAP diluted net income per share	$0.30	$0.38

Investor Relations Contacts:

Protolabs

Ryan Johnsrud, 612-225-4873

Manager – Investor Relations and FP&A

ryan.johnsrud@protolabs.com

Media Contacts:

Protolabs

Brent Renneke, 763-479-7704

Marketing Communications Manager

brent.renneke@protolabs.com